Exhibit 10.33

SUBSCRIPTION AGREEMENT

ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the “Company”), hereby agrees to issue and sell to ROLLER BEARING HOLDING COMPANY, INC. (“Holdings”), and Holdings agrees to purchase and pay for 3 shares of Common Stock, par value $0.01 per share, of the Company.  Payment of the purchase price of such shares shall be made by Holdings by delivery to the Company of $3,025,230 against receipt of a certificate or certificates representing in the aggregate the shares to be issued and sold.

Dated as of:  February 6, 2003

ROLLER BEARING COMPANY OF AMERICA, INC.

By:	/s/ Michael J. Hartnett
Michael J. Hartnett
President

ROLLER BEARING HOLDING COMPANY, INC.

By:	/s/ Michael J. Hartnett
Michael J. Hartnett
President